     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1998.



                                                      REGISTRATION NO. 333-53967

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           ARM FINANCIAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                              63                             61-1244251
   (State or other jurisdiction       (Primary standard industrial             (I.R.S. Employer
of incorporation or organization)     Classification code number)            Identification No.)

                            ------------------------
                           ARM FINANCIAL GROUP, INC.

                             515 WEST MARKET STREET
                           LOUISVILLE, KENTUCKY 40202
                                 (502) 582-7900
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            ------------------------

                                ROBERT H. SCOTT

                           ARM FINANCIAL GROUP, INC.
                             515 WEST MARKET STREET
                           LOUISVILLE, KENTUCKY 40202
                                 (502) 582-7900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   Copies to:
                           FAITH D. GROSSNICKLE, ESQ.
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 848-4000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of this Registration
Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following fees and expenses shall be borne by the Company in connection with this offering. All fees and expenses other than the SEC and listing fees are estimated.

SEC Registration Fee........................................       $22,125
NASD Filing Fee.............................................         8,000
Listing Fee.................................................        29,500
Rating Agency Fees..........................................        75,000
Printing and Engraving Expenses.............................        75,000
Legal Fees and Expenses.....................................       100,000
Accountants' Fees and Expenses..............................        50,000
Blue Sky Qualification Fees and Expenses....................        10,000
Preferred Stock Depositary's Fees and Expenses..............         5,000
Miscellaneous...............................................        50,375
                                                                   -------
          TOTAL.............................................       425,000
                                                                   =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     The Restated Certificate of Incorporation of the Registrant (the "Certificate of Incorporation") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases or (iv) for any transaction from which the director derived an improper personal benefit.

     The Certificate of Incorporation and the By-laws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time. In addition, Morgan Stanley Dean Witter & Co. ("MSDW") indemnifies those directors of the Registrant who are also officers of Morgan Stanley & Co. Incorporated.

     The Underwriting Agreement (Exhibit 1.1 hereto) contains provisions for certain indemnification rights to the directors and officers of the Registrant.

     In addition, the Registrant and MSDW maintain directors' and officers' liability insurance for their respective directors and officers.

ITEM 16. EXHIBITS

NUMBER
ASSIGNED IN
REGULATION S-K,
ITEM 601           DESCRIPTION OF EXHIBIT
---------------    ----------------------
1.1*               Form of underwriting agreement.
2.1                Asset Purchase Agreement, dated as of January 5, 1995, among
                   Kleinwort Benson Investment Management Holdings Ltd.,
                   Kleinwort Benson Investment Management Americas Inc., ARM
                   Financial Group, Inc., and ARM Capital Advisors, Inc.+
2.2                Stock and Asset Purchase Agreement by and between SBM
                   Company and ARM Financial Group, Inc. dated as of February
                   16, 1995.+
2.3                Amended and Restated Stock and Asset Purchase Agreement,
                   dated as of April 7, 1995, by and between SBM Company and
                   ARM Financial Group, Inc.++, amending the Stock and Asset
                   Purchase Agreement, dated as of February 16, 1995.+
2.4                Subscription Agreement dated as of June 12, 1995, among ARM
                   Financial Group, Inc. and New ARM, LLC, Dudley J. Godfrey,
                   Jr. and Edward Powers.+++
4.1                Second Amended and Restated Stockholders Agreement dated as of June 24, 1997, among ARM Financial Group, Inc., The
                   Morgan Stanley Leveraged Equity Fund II, L.P., John Franco,
                   Martin H. Ruby, Oldarm L.P., Morgan Stanley Capital Partners
                   III, L.P., Morgan Stanley Capital Investors, L.P., MSCP III
                   892 Investors, L.P. and New ARM, LLC.++++
4.2**              Form of Certificate of Designation of Offered Preferred
                   Stock.
4.3**              Form of Certificate of Offered Preferred Stock.
4.4**              Form of Deposit Agreement.
5.1**              Opinion of Shearman & Sterling.
12.1*              Computation of Ratio of Earnings to Combined Fixed Charges
                   and Preferred Stock Dividends.
23.1**             Consent of Shearman & Sterling (included in its opinion
                   delivered under Exhibit No. 5.1)
23.2*              Consent of Ernst & Young LLP.
24.1*              Powers of Attorney.

---------------


*          Previously filed.
**         Filed herewith.
+          Incorporated by reference to the Form 10-K filed by the
           Registrant on March 30, 1995.
++         Incorporated by reference to the Form 10-Q filed by the
           Registrant on May 15, 1995.
+++        Incorporated by reference to the Form 10-K filed by the
           Registrant on March 29, 1996.
++++       Incorporated by reference to Amendment No. 3 to the Form S-1
           Registration Statement filed by the Registrant on May 23,
           1997.


ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration
     Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on June 12, 1998.


                                          ARM FINANCIAL GROUP, INC.

                                          By:      /s/ MARTIN H. RUBY
                                            ------------------------------------
                                            Name: Martin H. Ruby
                                            Title: Chairman of the Board of
                                                   Directors and Chief Executive
                                                   Officer (Principal Executive
                                                   Officer)


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                      TITLE                     DATE
                      ---------                                      -----                     ----

                 /s/ MARTIN H. RUBY                      Chairman of the Board of          June 12, 1998
-----------------------------------------------------      Directors and Chief
                   Martin H. Ruby                          Executive Officer (Principal
                                                           Executive Officer) and
                                                           Director

                          *                              President -- Retail Business      June 12, 1998
-----------------------------------------------------      Division and Director
                  John R. Lindholm

                          *                              Executive Vice                    June 12, 1998
-----------------------------------------------------      President -- Chief Financial
                   Edward L. Zeman                         Officer (Principal Financial
                                                           Officer)

                          *                              Controller (Principal             June 12, 1998
-----------------------------------------------------      Accounting Officer)
                    Barry G. Ward

                          *                              Director                          June 12, 1998
-----------------------------------------------------
               Dudley J. Godfrey, Jr.

                          *                              Director                          June 12, 1998
-----------------------------------------------------
                  Edward D. Powers

                          *                              Director                          June 12, 1998
-----------------------------------------------------
                  Colin F. Raymond

                          *                              Director                          June 12, 1998
-----------------------------------------------------
                 Irwin T. Vanderhoof

       *By  Martin H. Ruby, attorney-in-fact.

NUMBER
ASSIGNED IN                                                                      SEQUENTIALLY
REGULATION S-K,                                                                    NUMBERED
ITEM 601                              DESCRIPTION OF EXHIBIT                         PAGE
---------------                       ----------------------                     ------------
1.1*               Form of underwriting agreement.
2.1                Asset Purchase Agreement, dated as of January 5, 1995, among
                   Kleinwort Benson Investment Management Holdings Ltd.,
                   Kleinwort Benson Investment Management Americas Inc., ARM
                   Financial Group, Inc., and ARM Capital Advisors, Inc.+
2.2                Stock and Asset Purchase Agreement by and between SBM
                   Company and ARM Financial Group, Inc. dated as of February
                   16, 1995.+
2.3                Amended and Restated Stock and Asset Purchase Agreement,
                   dated as of April 7, 1995, by and between SBM Company and
                   ARM Financial Group, Inc.++, amending the Stock and Asset
                   Purchase Agreement, dated as of February 16, 1995.+
2.4                Subscription Agreement dated as of June 12, 1995, among ARM
                   Financial Group, Inc. and New ARM, LLC, Dudley J. Godfrey,
                   Jr. and Edward Powers.+++
4.1                Second Amended and Restated Stockholders Agreement dated as of June 24, 1997, among ARM Financial Group, Inc., The
                   Morgan Stanley Leveraged Equity Fund II, L.P., John Franco,
                   Martin H. Ruby, Oldarm L.P., Morgan Stanley Capital Partners
                   III, L.P., Morgan Stanley Capital Investors, L.P., MSCP III
                   892 Investors, L.P. and New ARM, LLC.++++
4.2**              Form of Certificate of Designation of Offered Preferred
                   Stock.
4.3**              Form of Certificate of Offered Preferred Stock.
4.4**              Form of Deposit Agreement.
5.1**              Opinion of Shearman & Sterling.
12.1*              Computation of Ratio of Earnings to Combined Fixed Charges
                   and Preferred Stock Dividends.
23.1**             Consent of Shearman & Sterling (included in its opinion
                   delivered under Exhibit No. 5.1)
23.2*              Consent of Ernst & Young LLP.
24.1*              Powers of Attorney.

---------------


*          Previously filed.
**         Filed herewith.
+          Incorporated by reference to the Form 10-K filed by the
           Registrant on March 30, 1995.
++         Incorporated by reference to the Form 10-Q filed by the
           Registrant on May 15, 1995.
+++        Incorporated by reference to the Form 10-K filed by the
           Registrant on March 29, 1996.
++++       Incorporated by reference to Amendment No. 3 to the Form S-1
           Registration Statement filed by the Registrant on May 23,
           1997.